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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 28, 2000 relating to the financial statements of Confinity, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
June 11, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS